       AS FILED WITH THE SECURITIES AND EXCHANGE COMMISSION ON MAY 5, 2004
                                                           REGISTRATION NO. 333-
================================================================================

                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549
                            _________________________

                                    FORM S-1
                             REGISTRATION STATEMENT
                                      UNDER
                           THE SECURITIES ACT OF 1933

                            _________________________

                                SIG INDICES, LLLP
                                Initial Depositor
             (Exact Name of Registrant as Specified in Its Charter)

                              ABC BIGS(SM) TRUST I
                                yet-to-be-formed
                      (Issuer with respect to the receipts)

              NEW YORK                                      6211                                  05-0537455
  (State or Other Jurisdiction of               (Primary Standard Industrial                   (I.R.S. Employer
   Incorporation or Organization)                Classification Code Number)                Identification Number)

                                SIG INDICES, LLLP
                           401 CITY AVENUE, SUITE 220
                              BALA CYNWYD, PA 19004
                                 (610) 617-2600
            (Name, Address, Including Zip Code and Telephone Number,
                   Including Area Code, of Agent for Service)
                            _________________________

                        Copies of all communications to:

        TODD SILVERBERG, ESQ.                     STEPHEN T. BURDUMY, ESQ.
          SIG INDICES, LLLP                        DIANA E. MCCARTHY, ESQ.
     401 CITY AVENUE, SUITE 220                  DRINKER BIDDLE & REATH LLP
        BALA CYNWYD, PA 19004                          ONE LOGAN SQUARE
           (610) 617-2600                           18TH & CHERRY STREETS
                                                PHILADELPHIA, PENNSYLVANIA 19103

APPROXIMATE DATE OF COMMENCEMENT OF PROPOSED SALE TO THE PUBLIC: From time to time after the effective date of this Registration Statement.
     If any of the securities being registered on this form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, check the following box. |X|
     If this form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
     If this form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. |_|
    If delivery of the prospectus is expected to be made pursuant to Rule 434, check the following box. |_|
                            _________________________

                                                   CALCULATION OF REGISTRATION FEE
====================================================================================================================================
                                                                     PROPOSED MAXIMUM     PROPOSED MAXIMUM
            TITLE OF EACH CLASS OF                 AMOUNT TO BE     OFFERING PRICE PER   AGGREGATE OFFERING         AMOUNT OF
         SECURITIES TO BE REGISTERED                REGISTERED          RECEIPT(1)              PRICE          REGISTRATION FEE(2)
------------------------------------------------------------------------------------------------------------------------------------
                   ABC BIGS                    10,000,000 receipts         $0.05              $500,000                 $64
====================================================================================================================================

           (1) Estimated solely for the purpose of calculating the registration fee pursuant to Rule 457 under the Securities Act. The receipts are estimated to be offered continuously at an issuance fee of $0.05 per receipt.

           (2) This Registration Statement registers, where required, an indeterminate amount of securities to be sold by affiliates of SIG Indices, LLLP in specialist and/or market-making transactions.

                            _________________________

         THE REGISTRANT HEREBY AMENDS THIS REGISTRATION STATEMENT ON SUCH DATE OR DATES AS MAY BE NECESSARY TO DELAY ITS EFFECTIVE DATE UNTIL THE REGISTRANT SHALL FILE A FURTHER AMENDMENT WHICH SPECIFICALLY STATES THAT THIS REGISTRATION STATEMENT SHALL THEREAFTER BECOME EFFECTIVE IN ACCORDANCE WITH SECTION 8(A) OF THE SECURITIES ACT OF 1933 OR UNTIL THE REGISTRATION STATEMENT SHALL BECOME EFFECTIVE ON SUCH DATE AS THE COMMISSION, ACTING PURSUANT TO SAID SECTION 8(A), MAY DETERMINE.

PROSPECTUS
----------

                              SUBJECT TO COMPLETION
                    PRELIMINARY PROSPECTUS DATED MAY 5, 2004

         THE INFORMATION IN THIS PROSPECTUS IS NOT COMPLETE AND MAY BE CHANGED. WE HAVE FILED A REGISTRATION STATEMENT RELATING TO THESE RECEIPTS WITH THE SECURITIES AND EXCHANGE COMMISSION. WE CANNOT SELL THESE RECEIPTS UNTIL THE REGISTRATION STATEMENT BECOMES EFFECTIVE. THIS PROSPECTUS IS NOT AN OFFER TO SELL THESE RECEIPTS AND WE ARE NOT SOLICITING OFFERS TO BUY THESE RECEIPTS IN ANY STATE WHERE SUCH OFFER OR SALE IS NOT PERMITTED.

                                     [LOGO]


                      10,000,000 DEPOSITARY TRUST RECEIPTS
                              ABC BIGS(SM) TRUST I

         The ABC BIGS(SM) Trust I (the "ABC BIGS trust" or the "trust") will issue depositary trust receipts also referred to as ABC BIGS, representing your undivided beneficial ownership in the U.S.-traded common stock of [_________] (the "Company"). Each ABC BIGS represents [___] shares of common stock issued by the Company. The Bank of New York will be the trustee. SIG Indices, LLLP will be the initial depositor. ABC BIGS are separate and distinct from the underlying common stock of the Company that are deposited with the trustee and represented by ABC BIGS. See "Highlights of ABC BIGS - The securities" on page [___]. The ABC BIGS(SM) Trust I will issue ABC BIGS on a continuous basis.

         INVESTING IN ABC BIGS INVOLVES SIGNIFICANT RISKS. SEE "RISK FACTORS" STARTING ON PAGE 1.

         You can purchase ABC BIGS either directly from the trust or on the American Stock Exchange. If you purchase ABC BIGS directly from the trust, you will need to deposit with the trustee the requisite number of underlying Company securities represented by ABC BIGS and pay an issuance fee to the trustee. If you purchase ABC BIGS on the American Stock Exchange, the price will be the current trading price established through bids and offers, plus a sales commission your broker may charge you, and related fees and expenses; you will not pay an issuance fee.

         The initial price for ABC BIGS issued to the initial depositor will equal the sum of the closing market price of the Company's common stock on its principal trading market on the date of the transaction, multiplied by the ratio of shares of underlying Company securities per one ABC BIGS specified in this prospectus, plus an issuance fee. Prices of ABC BIGS on the American Stock Exchange will be determined through bids and offers. Sales of ABC BIGS on the American Stock Exchange may be at prices higher than or lower than the closing market price of the Company's common stock, multiplied by the ratio of shares of underlying Company securities per one ABC BIGS, and may or may not equal the initial price paid by the initial depositor.

         ABC BIGS are neither interests in nor obligations of SIG Indices, LLLP, as initial depositor. ABC BIGS are not interests in The Bank of New York, as trustee. Please see "Description of the Depositary Trust Agreement" in this prospectus for a more complete description of the rights and duties of the trustee.

         Before this issuance, there has been no public market for ABC BIGS. Application has been made to list ABC BIGS on the American Stock Exchange under the symbol [____].




         NEITHER THE SECURITIES AND EXCHANGE COMMISSION NOR ANY STATE SECURITIES COMMISSION HAS APPROVED OR DISAPPROVED THESE SECURITIES OR DETERMINED IF THIS PROSPECTUS IS TRUTHFUL OR COMPLETE. ANY REPRESENTATION TO THE CONTRARY IS A CRIMINAL OFFENSE.






                              _____________________

                The date of this prospectus is [________], 2004.

                   "ABC BIGS" and "BIGS" are service marks of
                                SIG Indices, LLLP

                                TABLE OF CONTENTS
                                                                            Page
                                                                            ----
Summary .......................................................................1
Risk Factors...................................................................1
Highlights of ABC BIGS.........................................................4
The Trust.....................................................................12
Description of ABC BIGS.......................................................12
Description of the Underlying Company Securities..............................13
Description of the Depositary Trust Agreement.................................15
United States Federal Income Tax Consequences.................................21
ERISA Considerations..........................................................24
Plan of Distribution..........................................................24
Legal Matters.................................................................27
Where You Can Find More Information...........................................27

         This prospectus contains information you should consider when making your investment decision. With respect to information about ABC BIGS, you should rely only on the information contained in this prospectus. We have not authorized any other person to provide you with different information. If anyone provides you with different or inconsistent information, you should not rely on it. We are not making an offer to sell ABC BIGS in any jurisdiction where the offer or sale is not permitted.

         ABC BIGS are not registered for public sale outside of the United States. Non-U.S. receipt holders should refer to "United States Federal Income Tax Consequences - Non-U.S. receipt holders" and we recommend that non-U.S. receipt holders consult their tax advisors regarding U.S. withholding and other taxes which may apply to ownership of ABC BIGS or of the underlying Company securities through an investment in ABC BIGS.

                                     SUMMARY

         The ABC BIGS(SM) Trust I will be formed under the depositary trust agreement, dated as of [_______], 2004 among The Bank of New York, as trustee, and SIG Indices, LLLP, as initial depositor, and, subsequently, other registered holders and beneficial owners of ABC BIGS and persons depositing securities in the trust. The trust is not a registered investment company under the Investment Company Act of 1940.

         The trust will hold shares of common stock issued by the Company. Initially, each ABC BIGS will represent [___] shares of the Company's common stock. The common stock of the Company is sometimes referred to in this prospectus as the underlying Company securities. The number or designation of shares represented by each ABC BIGS may change if there is a stock dividend, stock split, consolidation or similar transaction involving the underlying Company securities. Under no circumstances will the securities of another company be substituted or added as an underlying Company security.

         The trust will issue ABC BIGS that represent your undivided beneficial ownership interest in the underlying Company securities held by the trust on your behalf. ABC BIGS are separate and distinct from the underlying Company securities that are represented by ABC BIGS.

                                  RISK FACTORS

         The term "we" below refers collectively to the initial depositor and the trust.

         An investment in ABC BIGS involves risks similar to the risks of investing in the underlying Company securities, including the risks associated with concentrated investments in securities of one issuer.

GENERAL RISK FACTORS

         You may lose your investment.

         Because the value of ABC BIGS directly relates to the value of the underlying Company securities, you may lose a substantial portion of your investment in ABC BIGS if the underlying Company securities decline in value. You may lose all of your investment if the underlying Company securities become valueless or practically valueless.

         Performance of ABC BIGS will depend on the performance of the Company.

         An investment in ABC BIGS involves risks similar to investing directly in the underlying Company securities outside of ABC BIGS. ABC BIGS will be comprised solely of shares of common stock of the Company. Accordingly, the price of ABC BIGS will be dependent on the price of the common stock of the Company. Therefore, the value of ABC BIGS will depend on the financial performance of the Company and will be exposed to all the risks associated with an investment in equity securities in general and in the common stock of the Company in particular, in addition to other risks, including those found in this prospectus under the heading "Risk Factors."

         The offering of ABC BIGS may temporarily distort the market price of the underlying Company securities.

         Purchasing activity in the principal trading market associated with acquiring the underlying Company securities for deposit into the trust may affect the market price of such securities. Large volumes of purchasing activity, which may occur in connection with the issuance of ABC BIGS, could temporarily increase the market price of the underlying Company securities, resulting in a higher price on that date. This purchasing activity could create a temporary imbalance between the supply and demand of the underlying Company securities, thereby limiting the liquidity of the underlying Company securities due to a temporary increase in the demand for the underlying Company securities. Temporary increases in the market price of the underlying Company securities may also occur as a result of the purchasing activity of other market participants. Prices for the underlying Company securities may decline as the volume of purchases decreases. This in turn is likely to have an immediate, adverse effect on the trading price of ABC BIGS.

         The ABC BIGS trading price may not reflect the trading price of the underlying Company securities.

         The trading price of ABC BIGS may not reflect the aggregate value of the underlying Company securities and may trade at a discount or premium to the aggregate value of the underlying Company securities. Although we expect the price of ABC BIGS will normally closely track the value of the underlying Company securities, certain factors may cause the price of ABC BIGS to deviate materially from the value of the underlying Company securities. These factors include, but are not limited to, any temporary suspension of the right to withdraw the underlying Company securities, as permitted under the depositary trust agreement, and the trustee exercising its right to refuse deposits of the underlying Company securities.

         The initial depositor and trustee have not investigated the underlying Company securities.

         None of the trust, the trustee, the initial depositor, or any of their respective affiliates, has performed any investigation or review of the Company, including any of its public filings. Investors and market participants should not conclude that the inclusion of the underlying Company securities in ABC BIGS is any form of investment recommendation by the trust, the trustee, the initial depositor, or any of their respective affiliates. Even if the trust, the trustee, the initial depositor, or any of their respective affiliates provides research coverage of the Company or is a market maker in the underlying Company securities or derivatives based on those securities, you should not conclude that the trust, the trustee, the initial depositor, or any of their respective affiliates is providing any form of investment recommendation regarding the Company or ABC BIGS. See "Where You Can Find More Information" for directions on how to obtain information on the Company.

         You may have conflicting investment choices if you want to sell your underlying Company securities or participate in a tender offer or stock purchase program offered by the Company.

         In order to sell the underlying Company securities, participate in a tender offer relating to the underlying Company securities, or participate in any form of stock repurchase program offered by the Company, you will be required to surrender your ABC BIGS and receive delivery of the underlying Company securities. The surrender of your ABC BIGS will allow you to sell the underlying Company securities or to deliver the underlying Company securities in a tender offer or any form of stock repurchase program. The surrender of ABC BIGS will involve payment of a cancellation fee to the trustee.

         Your ABC BIGS may be subject to trading halts.

         Trading in ABC BIGS on the American Stock Exchange or other principal trading market may be halted if trading in the common stock of the Company is halted. Trading in ABC BIGS may be halted even if trading continues in the common stock of the Company. If trading is halted in ABC BIGS and trading is not halted in the underlying Company securities, you will not be able to trade ABC BIGS and you will only be able to trade the underlying Company securities if you surrender your ABC BIGS and receive delivery of the underlying Company securities.

         There may be delays in distributions.

         The trustee expects to distribute any cash or other distributions paid in respect of the underlying Company securities to you as soon as practicable after receipt of such distribution. However, you may receive such cash or other distributions later than you would if you owned the underlying Company securities outside of ABC BIGS. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the trustee.

         The trust will be terminated upon certain events.

         The trust will be terminated early under any of the circumstances described under "Description of the Depositary Trust Agreement - Termination of the trust" and may be terminated early if the trustee exercises its right to resign and no successor trustee is appointed. If the trust terminates early, trading in ABC BIGS will cease and the trustee will cease providing most services for the trust. If an early termination occurs, you can still surrender your ABC BIGS and receive delivery of the underlying Company securities.

                             HIGHLIGHTS OF ABC BIGS

         This discussion highlights certain information regarding ABC BIGS. Certain of this information is presented more fully elsewhere in this prospectus. You should read the entire prospectus carefully before you purchase ABC BIGS.

ISSUER..................................        ABC BIGS(SM) Trust I.

THE TRUST...............................        The trust will be formed under the depositary trust agreement, dated as of [_______], 2004 among The Bank of New York, as trustee and SIG
                                                Indices, LLLP, as initial depositor, and subsequently, other registered holders and beneficial owners of ABC BIGS and all persons depositing underlying Company securities in the trust.  The trust is not a registered investment company under the Investment Company Act of 1940.

INITIAL DEPOSITOR.......................        SIG Indices, LLLP.

TRUSTEE.................................        The Bank of New York, a New York state-chartered banking
                                                organization, will be the trustee and receive compensation as set forth in the depositary trust agreement.  The trustee will be responsible for receiving deposits of underlying Company securities and delivering ABC BIGS representing the underlying Company securities.  The trustee will hold the underlying Company securities on behalf of the holders of ABC BIGS.

PURPOSE OF ABC BIGS.....................        ABC BIGS are designed to reduce your transaction costs and enhance access to lower-priced securities by aggregating multiple shares of the Company's stock into one trading instrument.  The expenses associated with buying and selling ABC BIGS on the American Stock
                                                Exchange are expected to be less than separately buying and selling the underlying Company securities in a traditional brokerage account with transaction-based charges.  However, there can be no assurances that an active trading market will develop for ABC BIGS, or if developed, will be maintained, or that the costs associated with buying and selling ABC BIGS will be lower than separately buying and selling the underlying Company securities.

TRUST ASSETS............................        The trust will hold shares of common stock of [___].

                                                The trust's assets may increase or decrease as a result of deposits and withdrawals of the underlying Company securities during the life of the trust. The number or designation of shares represented by each receipt may change if there is a stock dividend, stock split, consolidation, recapitalization or similar transaction involving the underlying Company securities. Receipts will never represent more than one class of the Company's securities.

THE ABC BIGS............................        The trust will issue, and may continue to issue, ABC BIGS that represent an undivided beneficial ownership interest in the shares of the Company's common stock that are held by the trust.  ABC BIGS themselves are separate from the underlying Company securities that are represented by ABC BIGS.

                                                Each ABC BIGS represents [___] shares of underlying Company securities.

                                                The trust will issue only whole ABC BIGS upon the deposit of the number of underlying Company securities represented by ABC BIGS. No fractional shares will be represented by one ABC BIGS. The trustee will sell any fractional shares of the underlying Company securities received by the trust and distribute the cash proceeds pro rata to you net of expenses of the trust.

                                                The number of outstanding ABC BIGS will increase and decrease as a result of deposits and withdrawals of the underlying Company securities. The trust will stand ready to issue additional ABC BIGS on a continuous basis when an investor deposits the required shares of the underlying Company securities with the trustee.

RATIO OF SHARES OF UNDERLYING
COMPANY SECURITIES PER ONE ABC
BIGS....................................        [__]

PUBLIC OFFERING PRICE...................        The public offering price for ABC BIGS will be determined through bids and offers for ABC BIGS on the American Stock Exchange.  The initial offering price for ABC BIGS issued to the initial depositor will equal the sum of the closing price of the Company's common stock on the primary trading market for such common stock on the date of the transaction, multiplied by the ratio of underlying
                                                Company securities per one ABC BIGS specified in this prospectus, plus an issuance fee.  The public offering price may or may not equal the sum of the closing market price on the principal trading market for the underlying Company securities, multiplied by the ratio of underlying Company securities per one ABC BIGS, at the time sales are made to the public.

PURCHASES...............................        You may acquire ABC BIGS in two principal ways:

                                                o    through a deposit of the required number of shares of the
                                                     underlying Company securities with the trustee (an issuance fee will be charged by the trustee), or

                                                o    through a cash purchase of ABC BIGS on the American Stock
                                                     Exchange (an issuance fee will not be charged by the trustee).

ISSUANCE AND CANCELLATION FEES..........        If you wish to create ABC BIGS by delivering to the trust the requisite shares of the underlying Company securities represented by
                                                ABC BIGS, The Bank of New York, as trustee, will charge you an issuance fee of $5.00 or less for each 100 ABC BIGS or portion thereof.  If you wish to surrender your ABC BIGS and receive delivery of your underlying Company securities or the proceeds of those securities, including if the trust terminates, The Bank of New
                                                York, as trustee, will charge you a cancellation fee of $5.00 or less for each 100 ABC BIGS or portion thereof.

COMMISSIONS.............................        If you choose to deposit underlying Company securities in order to receive ABC BIGS you will be responsible for paying any sales commission associated with your purchase of the underlying Company securities that is charged by your broker in addition to the issuance fee charged by the trustee described above.  You may also be charged brokerage commissions in connection with your purchase of
                                                ABC BIGS on the American Stock Exchange or in any other transaction.

ANNUAL TRUSTEE FEES.....................        The Bank of New York, as trustee, will charge you an annual trustee fee of $0.02 or less for each ABC BIGS, to be deducted from any cash dividend or other cash distributions, if any, distributed by the trustee.  With respect to the aggregate annual trustee fee payable in any calendar year for each ABC BIGS, the trustee will waive any portion of the fee which exceeds the total cash dividends and other cash distributions the record dates for which occur in such calendar year.

RIGHTS RELATING TO ABC BIGS.............        You will have the right to withdraw the underlying Company securities upon request by surrendering ABC BIGS to the trustee, during the trustee's business hours, and paying the cancellation fees, taxes and other governmental charges.  You should receive the underlying Company securities no later than one business day after you satisfy all of the conditions for withdrawal.  The trustee will not deliver fractional shares of the underlying Company securities.
                                                Except with respect to the right to vote for dissolution of the trust, ABC BIGS themselves will not have voting rights.

RIGHTS RELATING TO THE UNDERLYING
COMPANY SECURITIES......................        ABC BIGS will represent your beneficial ownership of the underlying
                                                Company securities.  Owners of ABC BIGS will have most of the same rights as if they owned the underlying Company securities
                                                beneficially outside of ABC BIGS, including the right to instruct the trustee to vote the underlying Company securities, to receive any dividends and other distributions on the underlying Company securities that are declared and paid to the trustee by the Company, the right to pledge ABC BIGS and the right to dispose of the underlying Company securities (after exercising the right to surrender ABC BIGS and receiving delivery of the underlying Company securities upon satisfying the conditions of such withdrawal).
                                                Ownership of ABC BIGS does not change your beneficial ownership in the underlying Company securities under United States federal securities laws, including Sections 13(d) and 16(a) of the
                                                Securities Exchange Act of 1934 (the "Exchange Act").  As a result, you will have the same obligations to file insider trading reports that you would have if you held the underlying Company securities outside of ABC BIGS. However, due to the nature of ABC BIGS, you will not be able to participate in any dividend reinvestment program of the Company unless you surrender your ABC BIGS (and pay the applicable fees) and receive delivery of the underlying Company securities.

                                                A beneficial owner of ABC BIGS will not be a registered owner of the underlying Company securities. In order to become a registered owner of the underlying Company securities, you would need to surrender your ABC BIGS, pay the applicable fees and expenses, receive delivery of the underlying Company securities and follow the procedures established by the Company for registering its securities in your name.

                                                You will retain the right to receive any reports and communications that the Company is required to send to beneficial owners of its securities. As such, you will receive such reports and communications from the broker through which you hold your ABC BIGS in the same manner as if you beneficially owned your underlying Company securities outside of ABC BIGS in "street name" through a brokerage account. The trustee will not attempt to exercise the right to vote that attaches to, or give a proxy with respect to, the underlying
                                                Company securities other than in accordance with your instructions.

                                                The depositary trust agreement will entitle you to receive, subject to certain limitations and net of any fees and expenses of the trustee, any distributions of cash (including dividends), securities or property made with respect to the underlying Company securities.
                                                However, if the Company offers rights to acquire additional underlying Company securities or other securities, the rights may be made available to you, may be disposed of or may lapse.

                                                There may be a delay between the time any cash or other distribution is received by the trustee with respect to the underlying Company securities and the time such cash or other distributions are distributed to you. In addition, you will not be entitled to any interest on any distribution by reason of any delay in distribution by the trustee. If any tax or other governmental charge becomes due with respect to ABC BIGS or any underlying Company securities, you will be responsible for paying that tax or governmental charge.

                                                If you wish to participate in a tender offer for any of the underlying Company securities, or any form of stock repurchase program by the Company, you must surrender your ABC BIGS (and pay the applicable fees and expenses) and receive delivery of the underlying
                                                Company securities. For specific information about obtaining your underlying Company securities, you should read the discussion under the caption "Description of the Depositary Trust Agreement -
                                                Issuance, transfer and surrender of ABC BIGS."


TERMINATION EVENTS......................        The following events will result in termination of the trust:

                                                o   the trustee is notified that the ABC BIGS are delisted from the
                                                    American Stock Exchange and are not listed for trading on another
                                                    U.S. national securities exchange or through the Nasdaq National
                                                    Market System within five business days from the date ABC BIGS are delisted.

                                                o   registered holders of at least 75% of the outstanding ABC BIGS notify the trustee that they elect to terminate the trust.

                                                o   the Company no longer has a class of common stock registered under Section 12 of the Exchange Act and the trustee has actual knowledge of such event.

                                                o   the U.S. Securities and Exchange Commission (the "SEC") finds that the Company or the trust should be registered as an
                                                    investment company under the Investment Company Act of 1940, and the trustee has actual knowledge of such event.

                                                o   the underlying Company securities are not listed for trading on a
                                                    U.S. national securities exchange or through the Nasdaq National
                                                    Market System and are not relisted on another U.S. securities exchange or the Nasdaq National Market System within five
                                                    business days and the trustee has actual knowledge of such event.

                                                o   the withdrawals of underlying Company securities from the trust cause the aggregate value of the trust's assets to fall below
                                                    $3.25 million on at least five consecutive trading days and the trustee receives notice from SIG Indices, LLLP, as the initial depositor, that it elects to terminate the trust.

                                                o   the underlying Company securities are converted or exchanged into, or into a right to receive, securities that are (a) issued by a company or other entity other than the issuer of the
                                                    underlying Company securities (with certain exceptions as described under "Description of the Depository Trust Agreement - Changes affecting the underlying Company Securities"), (b) not registered under Section
                                                    12 of the Securities Exchange Act of 1934, or (c) not listed on a
                                                    U.S. national securities exchange or included in the Nasdaq
                                                    National Market System.

                                                o   the trustee resigns and no successor trustee accepts appointment within 60 days from the date the trustee provides notice to SIG
                                                    Indices, LLLP, as initial depositor, of its intent to resign.

                                                    The trustee will give notice of termination of the trust to you at least 30 days before the date set for termination. After the date of termination, the trustee will cease providing most services for ABC BIGS. However, you will still be entitled to surrender your ABC BIGS and receive delivery of the underlying
                                                    Company securities, upon payment of the fees and expenses of the trustee. At any time after one year following the date of
                                                    termination, the trustee may sell any remaining underlying
                                                    Company securities and hold the net proceeds (after deduction of the trustee's fees and expenses, and any taxes or other
                                                    governmental charges) for the benefit of the holders that have not surrendered their ABC BIGS.

UNITED STATES FEDERAL INCOME TAX
CONSEQUENCES............................        The United States federal income tax laws will treat a U.S. holder of
                                                ABC BIGS as the owner of the underlying Company securities. ABC BIGS themselves will not result in any United States federal tax consequences separate from the tax consequences associated with ownership of the underlying Company securities.

LISTING.................................        Application has been made to list ABC BIGS on the American Stock
                                                Exchange under the symbol "[___]."

CLEARANCE AND SETTLEMENT................        The trust will issue ABC BIGS in book-entry form. ABC BIGS will be evidenced by one or more global certificates that the trustee has deposited with The Depository Trust Company, referred to as DTC.
                                                Transfers within DTC will be in accordance with DTC's usual rules and operating procedures. Under normal circumstances, you will not be able to obtain a separate certificate evidencing your ABC BIGS. For further information see "Description of ABC BIGS."

                                    THE TRUST

         General. This discussion highlights information about the ABC BIGS trust. You should read this information, information about the depositary trust agreement as well as the depositary trust agreement before you purchase ABC BIGS. The material terms of the depositary trust agreement are described in this prospectus under the heading "Description of the Depositary Trust Agreement." Under normal circumstances, you will not be able to obtain a separate certificate evidencing your ABC BIGS.

         The ABC BIGS trust. The trust will be formed pursuant to the depositary trust agreement, dated as of [_____], 2004. The Bank of New York will be the trustee. The ABC BIGS trust is not a registered investment company under the Investment Company Act of 1940.

         The ABC BIGS trust is intended to hold deposited shares for the benefit of owners of ABC BIGS. The trustee will perform only administrative and ministerial acts. The property of the trust consists of the underlying Company securities and all money, securities, and other property, if any, received by the trustee in respect of the underlying Company securities. The trust will terminate on December 31, 2044, or earlier if a termination event occurs.

                             DESCRIPTION OF ABC BIGS

         The trust will issue ABC BIGS under the depositary trust agreement described in this prospectus under the heading "Description of the Depositary Trust Agreement." The trust may issue ABC BIGS on a continuous basis when an investor deposits the requisite underlying Company securities with the trustee.

         ABC BIGS will represent your individual and undivided beneficial ownership interest in the common stock of the Company held by the trust. Beneficial owners of ABC BIGS will have most of the same rights and privileges as they would have if they beneficially owned the underlying Company securities outside of the trust, including the right to instruct the trustee to vote the common stock, to receive dividends and other distributions on the underlying Company securities, if any are declared and paid to the trustee by the issuer of the underlying Company securities, as well as the right to dispose of the underlying Company securities (after exercising the right to surrender ABC BIGS and receiving delivery of the underlying Company securities). See "Description of the Depositary Trust Agreement." ABC BIGS are not intended to change your beneficial ownership in the underlying Company securities under federal securities laws, including sections 13(d) and 16(a) of the Exchange Act.

         The trust will not publish or otherwise calculate the aggregate value of the underlying Company securities represented by a receipt. ABC BIGS may trade on the American Stock Exchange at prices that are lower than the aggregate value of the corresponding underlying Company securities. If, in such case, you wish to realize the dollar value of the underlying Company securities, you will have to cancel your ABC BIGS to receive the underlying Company securities. Such cancellation will require payment of fees and expenses and any applicable taxes or other governmental charges as described in "Description of the Depositary Trust Agreement - Issuance, transfer and surrender of ABC BIGS."

         ABC BIGS will be evidenced by one or more global certificates that the trustee has deposited with DTC and registered in the name of Cede & Co., as nominee for DTC. ABC BIGS normally will be available only in book-entry form. Owners of ABC BIGS may hold their ABC BIGS through DTC, if they are participants in DTC, or indirectly through entities that are participants in DTC.


                DESCRIPTION OF THE UNDERLYING COMPANY SECURITIES

         No investigation. None of the trust, the trustee, the initial depositor, or any of their respective affiliates, has performed any investigation or review of the Company, including any of its public filings. Accordingly, before you acquire ABC BIGS, you should consider publicly available financial and other information about the Company. See "Where You Can Find More Information." Investors and market participants should not conclude that the inclusion of the underlying Company securities in ABC BIGS is any form of investment recommendation of the Company by the trust, the trustee, the initial depositor, or any of their respective affiliates.

         Selection Criteria. The following criteria was used in selecting the underlying Company securities:

         o registered under Section 12 of the Exchange Act and listed on a national securities exchange or traded through the Nasdaq National Market System;

         o an average daily trading volume of at least $1 million during the two full calendar months immediately preceding, or any 60 consecutive calendar days ending within the 10 calendar days preceding the filing of the registration statement of which this prospectus is a part of;

         o an average daily trading volume of at least 100,000 shares during the preceding sixty-day period;

         o    a minimum public float of at least $150 million;

         o have either (a) a minimum market capitalization of $3 billion and during the 12 months preceding listing is shown to have traded 2.5 million shares, (b) a minimum market capitalization of $1.5 billion and during the 12 months preceding listing is shown to have traded at least 10 million shares, or (c) a minimum market capitalization of $500 million and during the 12 months preceding listing is shown to have traded at least 15 million shares;

         o a relatively low average closing price per share (e.g., less than $10.00) over the 60-day period prior to the filing of the registration statement of which this prospectus is a part; and

         o    a trading history of at least 90 calendar days.

         According to public reports filed by the Company, the Company focuses its business on [__]. The following table and graph set forth the performance of the underlying Company securities, measured at the close of each month from [___________] to [__] 2004. The performance table and graph data are adjusted for any splits that may have occurred over the measurement period. Past movements of the underlying Company securities are not necessarily indicative of future values.

          Closing        Closing         Closing          Closing         Closing          Closing          Closing
  1998    Price   1999   Price   2000    Price    2001    Price   2002    Price    2003    Price    2004    Price
--------------------------------------------------------------------------------------------------------------------
January          January        January          January         January          January          January
February         February       February         February        February         February         February
March            March          March            March           March            March            March
April            April          April            April           April            April            April
May              May            May              May             May              May              May
June             June           June             June            June             June
July             July           July             July            July             July
August           August         August           August          August           August
September        September      September        September       September        September
October          October        October          October         October          October
November         November       November         November        November         November
December         December       December         December        December         December

The closing price of the Company's common stock on ____ __, 2004, on [____], its principal trading market, was $[___].

                  DESCRIPTION OF THE DEPOSITARY TRUST AGREEMENT

         General. The depositary trust agreement, dated as of [______], 2004, among SIG Indices, LLLP, as initial depositor, and The Bank of New York, as trustee, and subsequently, other registered holders and beneficial owners of ABC BIGS and all persons depositing underlying company securities in the trust, creates the trust and provides for the deposit of the underlying Company securities with the trustee and the issuance of ABC BIGS representing rights under the depositary trust agreement with respect to the underlying Company securities. The trustee will execute and deliver certificates evidencing ABC BIGS. The office of the trustee at which ABC BIGS will be administered is located at 101 Barclay Street, New York, New York 10286. The depositary trust agreement sets out the rights and duties of the trustee and the rights of registered holders of ABC BIGS. Since ABC BIGS are normally available only in book-entry form, you must rely on the procedures of DTC and the broker or other financial intermediary through which you hold ABC BIGS to assert the rights of the holders of ABC BIGS described in this section. You should consult with your broker or other financial intermediary to find out what those procedures are.

         The trustee. The Bank of New York will serve as trustee for ABC BIGS. The Bank of New York, which was founded in 1784, was New York's first bank and is the oldest bank in the country still operating under its original name. The Bank is a state-chartered New York banking corporation and a member of the Federal Reserve System. The Bank conducts a national and international wholesale banking business and a retail banking business in the New York City, New Jersey and Connecticut areas, and provides a comprehensive range of corporate and personal trust, securities processing and investment services.

         Issuance, transfer and surrender of ABC BIGS. You may create ABC BIGS by delivering to the trustee the underlying Company securities. Upon payment of its fees and expenses and any taxes or other governmental charges such as stamp taxes or stock transfer fees, the trustee will deliver your ABC BIGS to the DTC account that you request. The trust will only issue whole ABC BIGS. You may surrender ABC BIGS to the trustee for the purpose of receiving delivery of the underlying Company securities represented by your ABC BIGS. Upon payment of its fees and expenses and of any taxes or other governmental charges such as stamp taxes or stock transfer fees, the trustee will deliver the underlying Company securities and any other trust property represented by your ABC BIGS to you or a person you designate. The trustee will not deliver fractional shares of the underlying Company securities, and to the extent that any cancellation of ABC BIGS would otherwise require the delivery of fractional shares, the trust will deliver cash in lieu of such shares. You may request withdrawal of the underlying Company securities represented by your ABC BIGS during the trustee's normal business hours. The trustee expects that in most cases it will deliver the underlying Company securities represented by your ABC BIGS within one business day after you satisfy all the conditions for withdrawal.

         Voting rights. If the trustee receives notice of a meeting of or solicitation of proxies from the Company, it will set a record date and notify the registered holder of the ABC BIGS or make arrangements so that the holder is notified by the Company or its agent that there is a meeting or solicitation and how the registered holder of BIGS can give instructions for the exercise of voting rights or the giving of a proxy. The trustee will vote underlying Company securities or give a proxy in accordance with the written instructions of the registered holder that are received by a date the trustee specifies. The trustee will not vote underlying Company securities except in accordance with those instructions.

         Holders of ABC BIGS, including the initial depositor (if it is a holder of ABC BIGS), will have the right to vote to dissolve and liquidate the trust.

         Distributions. You will be entitled to receive, net of trustee fees, distributions of cash, including dividends, securities or property, if any, made with respect to the underlying Company securities. The trustee will distribute these distributions as promptly as practicable after the date on which it receives the distribution. However, you may receive your distributions later than you would have had you held the underlying Company securities directly. If the Company offers rights to acquire additional underlying Company securities or other securities, the trustee will either make the rights available to you or dispose of the rights for your benefit and distribute the net proceeds to you, if it determines it is lawful and feasible to do so. Otherwise, the trustee will allow the rights to lapse and will receive no benefit from them.

         You will be obligated to pay any taxes or other governmental charges that may become due with respect to ABC BIGS. The trustee may deduct the amount of any tax or other governmental charge from a distribution before making payment to you. It may also sell underlying Company securities, by public or private sale, to pay any taxes owed. You will remain liable if the proceeds of the sale are not sufficient to pay the taxes.

         Record dates. With respect to dividend payments, distributions, and voting instructions, the trustee expects to fix the trust's record dates to be the same as, or as close as possible to the record date fixed by the Company.

         Shareholder communications. The trustee will promptly forward to the registered owner all shareholder communications that it receives from the Company. The Company is required to provide copies of its proxy soliciting materials and any information statement for delivery to you as a beneficial owner of underlying Company securities.

         Further issuances of ABC BIGS. The depositary trust agreement provides for further issuances of ABC BIGS on a continuous basis without your consent.

         Changes affecting the underlying Company securities. If there is any change in nominal or par value, split-up, consolidation or other reclassification of the underlying Company securities, or a recapitalization, reorganization, or reincorporation involving the Company (together, a "Reorganization") the trust will continue with the new securities received by the trustee in exchange for or in conversion as the underlying Company securities if the new securities are registered under the Exchange Act and listed on a U.S. national securities exchange or included in the Nasdaq National Market System. For purposes of the foregoing, the term "Reorganization" shall include a holding company reorganization of the character described in Section 251(g) of the Delaware General Corporation Law or any similar transaction, whether or not shareholder approval is sought or obtained. Otherwise, the new securities will be retained in the trust or distributed to you, but the trust will terminate as described below under " - Termination of the trust." Similarly, if there is an event that causes the underlying Company securities to be converted or exchanged into, or into a right to receive, other securities (and such event is not a Reorganization) the trust will continue with those other securities as the underlying Company securities if

   o the Company survives that event and is the issuer of the other securities, and

   o the new securities are registered under the Exchange Act and listed on a U.S. national securities exchange or included in the Nasdaq National Market System.

Otherwise, the other securities will be retained in the trust or distributed to you, but the trust will terminate as described below under " - Termination of the trust."

         Termination of the trust. The trust will terminate if the trustee resigns and no successor trustee is appointed by SIG Indices, LLLP, as initial depositor, within 60 days from the date the trustee provides notice to the initial depositor of its intent to resign. The trust will also terminate if any of the following events occur:

         o The trustee is notified that the ABC BIGS are delisted from the American Stock Exchange and are not listed for trading on another U.S. national securities exchange or the Nasdaq National Market System within five business days from the date ABC BIGS are delisted;

         o the registered holders of at least 75% of the outstanding ABC BIGS (including the initial depositor) notify the trustee that they elect to terminate the trust;

         o    the Company no longer has a class of common stock registered under
              Section 12 of the Exchange Act and the trustee has actual knowledge of such event;

         o the SEC finds that the Company or the trust should be registered as an investment company under the Investment Company Act of 1940 and the trustee has actual knowledge of such event;

         o the underlying Company securities are not listed for trading on a U.S. national securities exchange for five consecutive business days and the trustee has actual knowledge of such event;

         o underlying Company securities are converted or exchanged into, or into a right to receive, securities that are (a) issued by a company or other entity other than the issuer of the underlying Company securities (except pursuant to a Reorganization), (b) not registered under Section 12 of the Securities Exchange Act of 1934, or (c) not listed on a U.S. national securities exchange or included in the Nasdaq National Market System; or

         o the withdrawal of such number of underlying Company securities from the trust so that the aggregate value of the trust's assets falls below $3.25 million on at least five consecutive trading days (the first of which is 90 days after the date of the initial deposit under the depositary trust agreement by the initial depositor) and the trustee receives notice from the initial depositor that it elects to terminate the trust.

         The trustee will give you notice of termination of the trust at least 30 days before the date set for termination. After the date of termination, the trustee will cease providing most services for ABC BIGS. However, you will still be entitled to surrender your ABC BIGS and receive delivery of the underlying Company securities, upon payment of the fees and expenses of the trustee. At any time after one year following the date of termination, the trustee may sell any remaining underlying Company securities, by public or private sale, and hold the net proceeds (after deduction of the trustee's fees and expenses) for the pro rata benefit of the holders that have not surrendered their ABC BIGS. The trust will not invest the net proceeds of such sale and has no liability for interest. The trustee's only obligations will be to account for the net proceeds, after deduction or upon payment of the trustee's fees and any applicable taxes and other governmental charges.

         Amendment of the depositary trust agreement. The trustee and SIG Indices, LLLP, as initial depositor, may amend any provisions of the depositary trust agreement without the consent of any of the registered holders or beneficial owners of ABC BIGS. Any amendment that imposes or increases any fees or charges, subject to exceptions, or that otherwise prejudices any substantial existing rights of the registered holders of ABC BIGS will not become effective until 30 days after notice of the amendment is given to the registered holders of ABC BIGS.

         Fees and expenses. After the initial offering to the initial depositor, the trust expects to create and issue more ABC BIGS. If you wish to create ABC BIGS by delivering to the trust the requisite underlying Company securities, the trustee will issue you ABC BIGS in a quantity corresponding to the number of underlying Company securities deposited and charge you an issuance fee of $5.00 or less for each 100 ABC BIGS or portion thereof. If you wish to surrender your ABC BIGS and receive delivery of the underlying Company securities or the proceeds of the underlying Company securities, including if the trust terminates, the trustee will charge you a cancellation fee of $5.00 or less for each 100 ABC BIGS or portion thereof surrendered for cancellation. In addition, you must pay any applicable taxes or other governmental charges in respect of the underlying Company securities and any expenses incurred by the trustee in connection with the sale of underlying Company securities on your behalf. The trustee may negotiate the amount of the fees depending on the volume, frequency and size of the issuance or cancellation transactions.

         Commissions. If you choose to create ABC BIGS, you will be responsible for paying any sales commissions associated with your purchase of the underlying Company securities that is charged by your broker, whether it is an affiliate of SIG Indices, LLLP, or another broker, in addition to the issuance fee described above.

         Annual trustee fee. The Bank of New York, as trustee, will charge you an annual fee for its services of $0.02 or less for each ABC BIGS to be deducted from any dividend payments or other cash distributions, if any, distributed by the trustee. With respect to the aggregate annual fee payable in any calendar year for the ABC BIGS, the trustee will waive any portion of the annual fee which exceeds the total cash dividends and other cash distributions the record dates for which fall in such calendar year. The trustee cannot recapture unpaid annual fees waived for prior years.

         Governing law. The depositary trust agreement and ABC BIGS will be governed by the laws of the State of New York. The trustee will make copies of the depositary trust agreement available for inspection to any registered holders of ABC BIGS upon request at the trustee's office in New York City.

         Duties and immunities of the trustee. The trustee will assume no responsibility or liability for, and makes no representations as to, the validity or value of the underlying Company securities.

         The depositary trust agreement expressly limits the obligations and liabilities of the trustee. The trustee:

            o is only obligated to take the actions specifically set forth in the depositary trust agreement without negligence or bad faith;

            o is not liable if it is prevented or delayed by law or circumstances beyond its control from performing its obligations under the depositary trust agreement;

            o is not liable if it exercises discretion permitted under the depositary trust agreement;

            o has no obligation to prosecute a lawsuit or other proceeding in respect of any underlying Company securities or ABC BIGS; and

            o may rely upon any documents it believes in good faith to be genuine and to have been signed or presented by the proper party.

         In the depositary trust agreement, the initial depositor agrees to indemnify the trustee for acting as trustee, except for losses caused by the trustee's negligence or bad faith or material breach of terms of the depositary trust agreement by the trustee. The trustee agrees to indemnify the initial depositor against any losses caused by the trustee's negligence or bad faith.

         Requirements for trustee actions. Before the trustee will deliver or register a transfer of ABC BIGS, make a distribution on ABC BIGS, or permit the withdrawal of underlying Company securities, the trustee may require:

            o payment of stock transfer fees, applicable taxes or other governmental charges, and transfer or registration fees charged by third parties for the transfer of any shares;

            o satisfactory proof of the identity and genuineness of any signature; and

            o compliance with regulations it may establish, from time to time, consistent with the depositary trust agreement, including presentation of transfer documents.

         The trustee may refuse to deliver ABC BIGS or register transfers of ABC BIGS or accept surrender of ABC BIGS for the purpose of withdrawing underlying Company securities generally or in particular instances when the transfer books of the trustee or the transfer books of the issuer of the underlying Company securities are closed or at any time if the trustee determines it is necessary or advisable to do so.

         Your right to receive delivery of the underlying Company securities. You have the right to surrender your ABC BIGS and receive delivery of the underlying Company securities represented by your ABC BIGS at any time except:

            o when temporary delays arise because the trustee has closed its transfer books or the issuer of the underlying Company securities has closed its transfer books;

            o when you or other holders of ABC BIGS seeking to withdraw underlying Company securities owe money to pay fees, taxes and other governmental charges; and

            o when it is necessary to prohibit withdrawals in order to comply with any U.S. laws or governmental regulations relating to ABC BIGS or to the withdrawal of underlying Company securities.

This right of withdrawal may not be limited by any other provision of the depositary trust agreement.

                  UNITED STATES FEDERAL INCOME TAX CONSEQUENCES

GENERAL

         The following is a summary of the material U.S. federal income tax consequences with respect to your acquisition, ownership and disposition of ABC BIGS where you, the beneficial owner of ABC BIGS, are:

         o    a citizen or resident of the United States;

         o a corporation or partnership created or organized under the laws of the United States or any state of the United States;

         o an estate, the income of which is includible in gross income for U.S. federal income tax purposes regardless of its source;

         o a trust, if a court within the United States is able to exercise primary supervision over the administration of the trust and one or more U.S. persons have the authority to control all substantial decisions of the trust (a "U.S. receipt holder"); and

         o any person other than a U.S. receipt holder (a "non-U.S. receipt holder").

         This summary is based upon laws, regulations, rulings and decisions currently in effect, all of which are subject to change, possibly on a retroactive basis. This summary represents the opinion of Drinker Biddle & Reath LLP, special tax counsel to the trust. The discussion does not deal with all U.S. federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules, including but not limited to: (i) a dealer in securities; (ii) a trader in securities that elects to use a mark-to-market method of accounting; (iii) a tax-exempt organization; (iv) a life insurance company; (v) a person liable for alternative minimum tax; (vi) a person that holds ABC BIGS as a part of a straddle or a hedging or a conversion transaction; or, (vii) a person whose functional currency is not the U.S. dollar. In addition, this summary generally is limited to investors who will hold ABC BIGS as "capital assets" (generally, property held for investment) within the meaning of section 1221 of the Internal Revenue Code of 1986, as amended. Moreover, this summary does not address ABC BIGS held by foreign partnerships or other foreign flow-through entities. This summary addresses only U.S. federal income taxation and does not address any state, local or foreign tax consequences of holding ABC BIGS.

         You should consult your tax advisor regarding the federal, state, local and foreign tax consequences of owning and disposing ABC BIGS in your particular circumstances.

TAXATION OF THE ABC BIGS TRUST

         The ABC BIGS trust will provide for flow-through tax consequences as it will be treated as a custodial arrangement or grantor trust for U.S. federal income tax purposes.

TAXATION OF ABC BIGS

         In general, the tax consequences of ownership of ABC BIGS will be the same as the tax consequences of ownership of the underlying Company securities. However, if there are taxable cash distributions on the underlying Company securities, the ABC BIGS holder will recognize income with respect to the distribution at the time the distribution is received by the trustee, not at the time the ABC BIGS holder receives the cash distribution from the trustee.

         A receipt holder's initial tax basis will be the purchase price the holder pays for the receipt or, in the case of a receipt issued in exchange for a contribution of the underlying Company securities, the holder's tax basis for those securities. In general, a holder's tax basis in the underlying Company securities exchanged for a receipt will be the purchase price paid by the holder for such securities. Similarly, when a holder sells a receipt, the amount realized will be the holder's proceeds from the sale. A holder's gain or loss with respect to the underlying Company securities will be computed by subtracting the holder's adjusted basis in the underlying Company securities from the amount realized on such securities. With respect to purchases of ABC BIGS for cash on the American Stock Exchange, a receipt holder's aggregate tax basis in the underlying Company securities will be equal to the purchase price of the ABC BIGS. Similarly, with respect to sales of ABC BIGS for cash on the American Stock Exchange, the amount realized with respect to a sale of ABC BIGS will be equal to the aggregate amount realized with respect to the underlying Company securities.

         A contribution of the underlying Company securities to the trust, the distribution of the underlying Company securities by the trust upon the surrender of ABC BIGS or the occurrence of a termination event will not be a taxable event, except to the extent that cash is distributed. The receipt holder's holding period with respect to the contributed or distributed securities will include the periods that the holder held the securities directly and/or through the trust.

BROKERAGE FEES AND CUSTODY FEES

         The brokerage fee incurred in purchasing a receipt will be treated as part of the cost of the underlying Company securities. Accordingly, a holder should include this fee in its tax basis in the underlying Company securities. Similarly, the brokerage fee incurred in selling ABC BIGS will reduce the amount realized with respect to the underlying Company securities.

         A holder will be required to include in its income the full amount of dividends paid on the underlying Company security, even though the depositary trust agreement provides that the custody fees will be deducted directly from any dividends paid. These custody fees will be treated as an expense incurred in connection with a holder's investment in the underlying Company securities and may be deductible. If a holder is an individual, estate or trust, however, the deduction of its share of custody fees will be a miscellaneous itemized deduction that may be disallowed in whole or in part.

NON-U.S. RECEIPT HOLDERS

         A non-U.S. receipt holder generally will be subject to U.S. withholding tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty with respect to dividends received on the underlying Company securities. However, dividends received on the underlying Company securities will be exempt from withholding tax if (i) the dividends received are effectively connected with a U.S. trade or business conducted by the holder or, (ii) where a tax treaty applies, the dividends received are attributable to a permanent establishment maintained in the United States by the holder, and the holder complies with applicable certification and disclosure requirements. A non-U.S. receipt holder's dividends that are effectively connected with a U.S. trade or business or dividends attributable to a permanent establishment will be subject to U.S. federal income taxation, on a net income basis, at graduated rates. In addition to this graduated tax, effectively connected dividends or dividends attributable to a permanent establishment received by a corporate non-U.S. receipt holder may also be subject to a branch profits tax at a rate of 30% or a lower rate as may be specified by an applicable tax treaty.

         A non-U.S. receipt holder that is eligible for a reduced rate of withholding tax pursuant to a tax treaty may obtain a refund of any excess amounts withheld by filing an appropriate claim for refund with the Internal Revenue Service.

         A non-U.S. receipt holder generally will not be subject to U.S. federal income or withholding tax with respect to gain recognized upon the sale or other disposition of ABC BIGS or of the underlying Company securities unless:

         o that gain (i) is effectively connected with a U.S. trade or business conducted by the holder or, (ii) where a tax treaty applies, is attributable to a permanent establishment maintained in the United States by the holder, or

         o in the case of any gain realized by an individual non-U.S. receipt holder, the holder is present in the United States for 183 days or more in the taxable year of the sale or other disposition and certain other conditions are met.

         Effectively connected or attributable gains generally will be subject to U.S. federal income taxation at the applicable graduated rates, and may, in the case of a corporate non-U.S. receipt holder, also be subject to the branch profits tax. Non-U.S. receipt holders should consult their own tax advisors to determine whether any applicable tax treaties provide for different rules.

         Information returns will be filed with the Internal Revenue Service in connection with dividend payments made with respect to the underlying Company securities, or the proceeds of the sale or other disposition of the receipts (or the underlying Company securities). If you are a non-corporate U.S receipt holder, you will be subject to U.S. backup withholding tax at a rate of up to 28% on these payments unless you provide your taxpayer identification number to the paying agent and comply with certain certification procedures. If you are a non-U.S. receipt holder, you may have to comply with certification procedures to establish that you are not a U.S. person in order to avoid the information reporting and backup withholding tax requirements.

         The amount of any backup withholding from a payment to you will be allowed as a credit against your U.S. federal income tax liability and may entitle you to a refund, provided that the required information is furnished to the Internal Revenue Service.

         The preceding discussion does not address all aspects of U.S. federal income taxation that may be relevant in light of a non-U.S. receipt holder's particular facts and circumstances. You should consult with your own tax advisors.

                              ERISA CONSIDERATIONS

         Any employee benefit plan fiduciary that proposes to have a plan to acquire ABC BIGS should consult with its counsel with respect to the potential applicability of the Employee Retirement Income Services Act and the Internal Revenue Code to this investment, including whether any prohibited transaction exemption would be necessary and, if so, should determine on its own whether all conditions for such exemption have been satisfied. Moreover, each plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an acquisition of ABC BIGS is appropriate for the plan, taking into account the overall investment policy of the plan and the composition of the plan's investment portfolio.

                              PLAN OF DISTRIBUTION

         In accordance with the depositary trust agreement, SIG Indices, LLLP has deposited underlying Company securities with the trustee, and the trust has issued ABC BIGS to SIG Indices, LLLP. SIG Indices, LLLP purchased the underlying Company securities in open market purchases and privately negotiated transactions.

         The costs associated with organizing the trust and the registration of ABC BIGS will be borne by SIG Indices, LLLP.

         An application has been made to list ABC BIGS on the American Stock Exchange under the symbol [_____].

         ABC BIGS may be purchased primarily in either of two ways: (1) by depositing the requisite number of shares of the underlying Company securities into the trust for the direct issuance of a corresponding number of ABC BIGS, or
(2) cash purchases of outstanding ABC BIGS on the American Stock Exchange.

         The trust will continue to offer, on an ongoing basis, ABC BIGS to purchasers upon the deposits of requisite underlying Company securities into the trust and the payment by the depositor of an issuance fee of $5.00 or less per 100 ABC BIGS or portion thereof, and any applicable taxes or other governmental charges to the trustee. Brokerage fees may be charged on the purchases of underlying Company securities from the trust. Purchasers should review the specifics of their brokerage accounts for details on applicable charges.

         Because new ABC BIGS can be created and issued on an ongoing basis, broker-dealers and other persons are cautioned that some of their activities may result in their being deemed statutory underwriters and subject them to the prospectus-delivery and liability provisions of the Securities Act of 1933, as amended (the "Securities Act"). For example, a broker-dealer firm or its client may be deemed a statutory underwriter if it chooses to couple the creation of a supply of new ABC BIGS with an active selling effort involving solicitation of secondary market demand for ABC BIGS. A determination of whether one is an underwriter must take into account all the facts and circumstances pertaining to the activities of the broker-dealer or its client in the particular case, and the examples mentioned above should not be considered a complete description of all the activities that could lead to categorization as an underwriter.

         Dealers who are not "underwriters" but are participating in a distribution (as contrasted to ordinary secondary trading transactions), and thus dealing with ABC BIGS that are part of an "unsold allotment" within the meaning of Section 4(3)(C) of the Securities Act, would be unable to take advantage of the prospectus-delivery exemption provided by Section 4(3) of the Securities Act.

         Susquehanna Investment Group, an affiliate of SIG Indices, LLLP, has applied to act as the designated specialist with respect to trading in ABC BIGS on the American Stock Exchange. Susquehanna Investment Group, or an affiliate of Susquehanna Investment Group, may purchase underlying Company securities on the open market or through privately negotiated transactions and deposit any such underlying Company securities with the trustee, in accordance with the depositary trust agreement, in exchange for ABC BIGS. Susquehanna Investment Group, or its affiliate, expects to then make ABC BIGS available for sale through the facilities of the American Stock Exchange.

         Susquehanna Investment Group will charge no special commission, mark-up or charge to the buyer, nor will it offer any selling concession to any broker of the buyer. However, consistent with normal trading practice, the purchases may be subject to customary brokerage commissions or charges by brokers purchasing on behalf of the buyers of ABC BIGS. These costs will not be borne by Susquehanna Investment Group and will be the responsibility of the buyer. Purchasers should review the specifics of their arrangement with their broker for details on applicable charges.

         Susquehanna Investment Group may place bids for and purchase ABC BIGS in its capacity as the specialist on the American Stock Exchange. Susquehanna Investment Group may act as principal or agent in such activities or transactions. Susquehanna Investment Group may continue to use this prospectus, as updated from time to time, in connection with offers and sales related to its market-making transactions. Sales of ABC BIGS by Susquehanna Investment Group will be made at prevailing market prices at the time of sale.

         SIG Indices, LLLP may sell the ABC BIGS that it received from the trust in exchange for its deposit of underlying Company securities into the trust, in its capacity as initial depositor, in one or more transactions:

         o on the American Stock Exchange or any other stock exchange or automated interdealer quotation system on which the ABC BIGS are then listed or traded;
         o    in the over-the-counter market; or
         o    in privately negotiated transactions.

         These sales may be effected at:

         o    fixed prices;
         o    prevailing market prices at the time of sale;
         o    varying prices determined at the time of sale; or
         o    negotiated prices.

         These ABC BIGS also may be sold in one or more of the following transactions:

         o block transactions (which may involve crosses) in which a broker-dealer may sell all or a portion of such shares as agent but may position and resell all or a portion of the block as principal to facilitate the transaction;
         o purchases by a broker-dealer as principal and resale by such broker-dealer for its own account;
         o a special offering, an exchange distribution, or a secondary distribution in accordance with applicable American Stock Exchange or other stock exchange rules;
         o ordinary brokerage transactions and transactions in which any such broker-dealer solicits purchasers;
         o sales in other ways not involving market makers or established trading markets, including direct sales to purchasers;
         o    short sales;
         o the writing of options, whether or not the options are listed on an options exchange;
         o    any other method of sale permitted pursuant to applicable law; and
         o    any combination of any of these methods of sale.

         Any underwriters, broker-dealers, or agents and their associates involved in such transactions may be customers of, engage in transactions with, or perform services for SIG Indices, LLLP in the ordinary course of business.

         From time to time, SIG Indices, LLLP may pledge, hypothecate or grant a security interest in some or all of the ABC BIGS owned by it. In addition, SIG Indices, LLLP may, from time to time, sell the shares short, including in connection with hedging transactions. In those instances, this prospectus may be delivered in connection with the short sales and the shares offered under this prospectus may be used to cover those short sales.

         SIG Indices, LLLP is not obligated to, and there is no assurance that it will, sell any or all of the its ABC BIGS covered by this prospectus. In addition, ABC BIGS that qualify for sale under Rule 144 of the Securities Act may be sold under Rule 144 rather than under this prospectus. SIG Indices, LLLP also may transfer, devise, or gift the shares by other means not described in this prospectus.

         SIG Indices, LLLP has agreed to indemnify the trustee against certain civil liabilities arising out of or in connection with acts performed or not performed by the trustee pursuant to the depositary trust agreement or periodic reports filed or not filed with the SEC with respect to ABC BIGS. Should a court determine not to enforce the indemnification provision, SIG Indices, LLLP has also agreed to contribute to payments the trustee may be required to make with respect to such liabilities.

         The offering of ABC BIGS is being made in compliance with Conduct Rule 2810 of the NASD. Accordingly, sales will not be made to a discretionary account without prior written approval of the purchaser of ABC BIGS, where applicable.

         SIG Indices, LLLP and The Bank of New York have certain contractual relationships with respect to their affiliates' trading operations, under which each party or its affiliate receives revenues.

                                  LEGAL MATTERS

         Legal matters, including the validity of ABC BIGS, will be passed upon for SIG Indices, LLP, the initial depositor in connection with the offering of ABC BIGS, by Drinker Biddle & Reath LLP, Philadelphia, Pennsylvania. Drinker Biddle & Reath LLP, as special U.S. tax counsel to the trust, will also render an opinion regarding the material U.S. federal income tax consequences relating to ABC BIGS.

                       WHERE YOU CAN FIND MORE INFORMATION

         SIG Indices, LLLP has filed a registration statement on Form S-1, of which this prospectus is a part, with the SEC covering ABC BIGS. While this prospectus is a part of the registration statement, it does not contain all the exhibits filed as part of the registration statement. You should consider reviewing the full text of those exhibits.

         The registration statement is available over the Internet at the SEC's Web site at http://www.sec.gov. You may also read and copy the registration statement at the SEC's public reference rooms in Washington, D.C., New York, New York and Chicago, Illinois. Please call the SEC at 1-800-SEC-0330 for more information on the public reference rooms and their copy charges. SIG Indices, LLLP will not file any reports pursuant to the Exchange Act. The trust will file modified reports pursuant to the Exchange Act.

         BECAUSE THE UNDERLYING COMPANY SECURITIES ARE REGISTERED UNDER THE EXCHANGE ACT, THE COMPANY IS REQUIRED TO FILE PERIODICALLY FINANCIAL AND OTHER INFORMATION SPECIFIED BY THE SEC UNDER FEDERAL LAW. INFORMATION PROVIDED TO OR FILED WITH THE SEC BY THE COMPANY WITH RESPECT TO ITS REGISTERED SECURITIES CAN BE INSPECTED AT THE SEC'S PUBLIC REFERENCE FACILITIES OR ACCESSED THROUGH THE SEC'S WEBSITE AT HTTP://WWW.SEC.GOV. YOU SHOULD REVIEW THE COMPANY'S PUBLIC FILINGS ON THE SEC'S WEBSITE CAREFULLY, BECAUSE IT WILL GIVE YOU MORE INFORMATION ABOUT THE COMPANY, ITS SECURITIES AND THE RISKS INVOLVED IN OWNING THOSE SECURITIES. THOSE RISKS ARE IMPORTANT BECAUSE RISKS APPLICABLE TO THE UNDERLYING COMPANY SECURITIES ARE ALSO APPLICABLE TO ABC BIGS. IN ADDITION, INFORMATION REGARDING THE COMPANY MAY BE OBTAINED FROM OTHER SOURCES INCLUDING, BUT NOT LIMITED TO, PRESS RELEASES, NEWSPAPER ARTICLES AND OTHER PUBLICLY DISSEMINATED INFORMATION.

         The trust and its affiliates are not affiliated with the Company, and the Company has no obligations with respect to ABC BIGS. This prospectus relates only to ABC BIGS and does not relate to the underlying Company securities. The information in this prospectus regarding the Company has been derived from the publicly available documents described in the preceding paragraph. We have not participated in the preparation of these documents or made any due diligence inquiries with respect to the underlying Company securities in connection with ABC BIGS. We make no representation that these publicly available documents or any other publicly available information regarding the underlying Company securities are accurate or complete. Furthermore, we cannot assure you that all events occurring prior to the date of this prospectus, including events that would affect the accuracy or completeness of the publicly available documents described in the preceding paragraph, that would affect the trading price of the underlying Company securities, and therefore the offering and trading prices of ABC BIGS, have been publicly disclosed.

                                      LOGO

                         10,000,000 Depositary Receipts

                                    ABC BIGS

                         _______________________________

                                   PROSPECTUS
                        ________________________________


                                [_________], 2004

         Until [________], 2004 (25 days after the date of this prospectus), all dealers effecting transactions in the offered ABC BIGS, whether or not participating in this distribution, may be required to deliver a prospectus. This requirement is in addition to the obligations of dealers to deliver a prospectus when acting as underwriters and with respect to unsold allotments and subscriptions.

                 PART II. INFORMATION NOT REQUIRED IN PROSPECTUS


Item 13. Other Expenses of Issuance and Distribution.
-----------------------------------------------------

         The expenses expected to be incurred in connection with the issuance and distribution of the securities being registered are as set forth below. Except for the registration fee payable to the Securities and Exchange Commission, all such expenses are estimated:

         Securities and Exchange Commission registration fee..............$64.00

         Printing and engraving expenses...............................$5,000.00

         Legal fees and expenses.....................................$250,000.00

         Miscellaneous................................................$20,000.00
-----------------------------
Total................................................................$275,064.00


Item 14. Indemnification of Directors and Officers.
---------------------------------------------------

         Section 108 of the Delaware Revised Uniform Limited Partnership Act, as amended, provides that a limited partnership shall have the power to indemnify and hold harmless any partner or other person from and against any and all claims and demands whatsoever, subject to standards and restrictions, if any, set forth in its partnership agreement.

         Section 145 of the General Corporation Law of the State of Delaware, as amended, provides that under certain circumstances a corporation may indemnify any person who was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative, by reason of the fact that such person is or was a director, officer, employee or agent of the corporation or is or was serving at its request in such capacity in another corporation or business association, against expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation and, with respect to any criminal action or proceeding, had no reasonable cause to believe such person's conduct was unlawful.

         Article IX, Section 9.1 of the Bylaws, as amended, of SIG Index Holdings, Inc., the general partner of the initial depositor SIG Indices, LLLP, provides in effect that SIG Index Holdings, Inc. shall indemnify any of its directors and officers where such person was or is a party or is threatened to be made a party to any threatened, pending or completed action, suit or proceeding other than an action by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interest of the corporation, and, with respect to any criminal action or proceeding, had no reasonable cause to believe his conduct was unlawful. Article IX, Section 9.2 of the Bylaws, as amended, provides in effect that SIG Index Holdings, Inc. shall indemnify any of its directors and officers where such person was or is a party or is threatened to be made a party to any threatened, pending or completed action or suit by or in the right of the corporation if such person acted in good faith and in a manner such person reasonably believed to be in or not opposed to the best interests of the corporation, except that no indemnification shall be made in respect of any claim, issue or matter as to which such person shall have been adjudged to be liable to the corporation unless and only to the extent that the court in which such action or suit was brought shall determine upon application that, despite the adjudication of liability but in view of all the circumstances of the case, such person is fairly and reasonably entitled to indemnity.

Item 15. Recent Sales of Unregistered Securities.
-------------------------------------------------

         On November 22, 2002, SIG Indices, LLLP issued partnership interests in the amount of 1% to the general partner, SIG Index Holdings, Inc., and 99% to the limited partner, SIG Index Partners, LLLP, pursuant to the organization of the partnership. SIG Index Holdings, Inc. made a capital contribution of $1.00 as consideration for the partnership interest received. SIG Index Partners, LLLP made a capital contribution of $99.00 as consideration for the partnership interest received. SIG Indices, LLLP issued the partnership interests in an exempt offering pursuant to Regulation D under the Securities Act of 1933.


Item 16. Exhibits.
------------------

         See Exhibit Index.


Item 17. Undertakings.
----------------------

The undersigned registrant hereby undertakes:

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

(i) To include any prospectus required by Section 10(a)(3) of the Securities Act of 1933.

(ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of the prospectus filed with the Commission pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement.

(iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(5) For purposes of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(6) Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers and controlling persons of the registrant pursuant to Item 14 of this registration statement, or otherwise, the registrant has been advised that in the opinion of the Securities and Exchange Commission such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

                        SIGNATURES AND POWER OF ATTORNEY

         Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities indicated on May 5, 2004.

                                            SIG INDICES, LLLP
                                            as Initial Depositor, by its general
                                            partner SIG Index Holdings, Inc.
                                            on behalf of ABC BIGS Trust I

                                            By: /s/  Jamie Farmer
                                               ---------------------------------
                                                     Jamie Farmer
                                                     Chief Executive Officer
                                                     and Director

Date:    May 5, 2004

         KNOW ALL MEN BY THESE PRESENTS that each person whose signature appears below constitutes and appoints Jamie Farmer and Brian Sullivan and each of them, with full power to act without the other, his true and lawful attorneys-in-fact and agents with full and several power of substitution, for him and in his name, place and stead, in any and all capacities, to sign any and all amendments, including post-effective amendments, and supplements to this Registration Statement, and to file the same, with all exhibits thereto and other documents in connection therewith, with the Securities and Exchange Commission, granting unto said attorneys-in-fact and agents full power and authority to do and perform each and every act and thing requisite and necessary to be done in and about the premises, as fully and to all intents and purposes as he might or could do in person, hereby ratifying and confirming all that said attorneys-in-fact and agents, or other substitute or substitutes, may lawfully do or cause to be done by virtue hereof.

         Pursuant to the requirements of the Securities Act of 1933, SIG Index Holdings, Inc., on behalf of the registrant, has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Bala Cynwyd, Pennsylvania on May 5, 2004.

Signature                    Title                             Date
---------                    -----                             ----

/s/  Jamie Farmer            Chief Executive Officer and       May 5, 2004
-----------------------      Director
     Jamie Farmer


/s/  Brian Sullivan          Chief Financial Officer and       May 5, 2004
-----------------------      Chief Accounting Officer
     Brian Sullivan


/s/  Todd Silverberg         Director                          May 5, 2004
-----------------------
     Todd Silverberg

/s/  Eric Noll               Director                          May 5, 2004
-----------------------
     Eric Noll

                                INDEX TO EXHIBITS


Exhibits

  4.1 Form of Standard Terms for Depositary Trust Agreement between SIG Indices, LLLP, as initial depositor, and The Bank of New York, as trustee, and included as exhibits thereto, form of Depositary Trust Agreement and form of BIGS.

  5.1* Opinion of Drinker Biddle & Reath LLP regarding the validity of BIGS.

  8.1             Form of opinion of Drinker Biddle & Reath LLP, as special U.S.
                  tax counsel regarding the material federal income tax consequences.

 23.1             Consent of Drinker Biddle & Reath LLP (included in Exhibit
                  5.1).

 24.1             Power of Attorney (included in Part II of Registration
                  Statement).


* To be filed by amendment.